Exhibit 99

FOR IMMEDIATE RELEASE

FOR:                                        CONTACT:
     Packaging Dynamics Corporation             Mr. Patrick Chambliss
     3900 West 43rd Street                      Packaging Dynamics Corporation
     Chicago, IL  60632                         (773) 843-8113


             Packaging Dynamics Corporation Reports Results for the
                       First Quarter Ended March 31, 2006

Chicago, IL: Thursday, April 27, 2006 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") reported results of operations for the first quarter ended March 31, 2006.

Consolidated Results:
--------------------

The Company reported net income for the first quarter of $0.6 million, or $0.05 per diluted share, a 72.3% decrease from net income of $2.0 million, or $0.19 per diluted share, reported in the first quarter of 2005. As discussed further below, first quarter results include costs associated with the closing of the Company's Farmers Branch, Texas facility and transaction costs incurred in connection with the pending acquisition of the Company by Thilmany, L.L.C, an affiliate of Kohlberg & Company, L.L.C.

Continuing Operations:
---------------------

Net sales were $94.7 million, a 9.1% increase over net sales of $86.8 million in the first quarter of 2005. Reported income from continuing operations of $0.6 million, or $0.05 per diluted share, includes $1.2 million of costs related to the closing of the Company's Farmers Branch, Texas facility, and $2.1 million of transaction costs incurred in connection with the pending acquisition of the Company (collectively $2.1 million after tax). Reported income from continuing operations for the quarter ended March 31, 2005 of $2.2 million, or $0.21 per diluted share, includes $0.3 million of management transition costs related to organizational integration and restructuring in the Company's Food Packaging segment ($0.2 million after tax). Excluding these costs, income from continuing operations was $2.6 million, or $0.24 per diluted share, a 6.9% increase over $2.4 million, or $0.22 per diluted share, in the first quarter of 2005.

Operating income was $3.0 million ($6.3 million excluding the facility exit costs and transaction costs), compared to $5.7 million ($6.1 million excluding the management transition costs) in the first quarter of 2005. Excluding these costs, operating margin declined to 6.7% from 7.0% in the first quarter of 2005 reflecting lower margins in the Food Packaging segment partially offset by higher margins in the Specialty Laminations segment.

Additionally, the Company adopted SFAS No. 123R, "Share-Based Payment," on a prospective basis which required the Company to record stock based compensation expense of $0.2 million ($0.1 million after tax) or $0.01 per diluted share during the first quarter of 2006.

Food Packaging Segment

Net sales of $70.1 million during the first quarter of 2006 increased 3.9% from $67.4 million in the first quarter of 2005 due to price increases and volume growth. Excluding the impact of facility closing costs and transactions costs, segment operating income was $4.0 million and segment operating margin was 5.8%. In the first quarter of 2005, excluding the impact of management transition costs, segment operating income was $4.5 million and segment operating margin was 6.7%. The decrease in segment operating income and margin reflects the impact of higher raw material and freight costs.

Specialty Laminations Segment

Net sales of $26.1 million during the first quarter of 2006 increased 29.4% from $20.1 million in the first quarter of 2005 due to price increases and volume growth in key markets. Excluding the impact of transaction costs, segment operating income of $2.3 million increased 46.1% from $1.6 million in the first quarter of 2005 and segment operating margin increased to 8.8% from 7.8% in the prior year. The increase in segment operating income and margin reflects the impact of price and volume increases.

Balance Sheet:
-------------

Total debt was $109.7 million at March 31, 2006, a $1.3 million decrease from $111.0 million at December 31, 2005. Working capital, excluding cash and current maturities of long-term debt, decreased by $1.9 million during the quarter. The decrease was primarily due to increased accounts payable partially offset by increased inventory and other current assets.

Summary and Outlook:
-------------------

"We are pleased to report year-over-year earnings improvement in the first quarter, excluding the anticipated facility closure costs and costs related to the pending acquisition of the Company. Specialty Laminations again experienced strong sequential and year-over-year sales and earnings growth, continuing a trend which began in the fourth quarter of last year following several disappointing quarters. In Food Packaging, where first quarter results are typically the weakest of the year, price increases and volume growth failed to offset the impact of rising raw material and freight costs. We are aggressively pursuing initiatives to improve results in Food Packaging including achieving the expected benefits of pricing actions, the closure of the Farmers Branch facility, pending capital projects, and other growth and cost reduction activities," commented Frank V. Tannura, Chairman and Chief Executive Officer.

Mr. Tannura added, "We continue to make progress towards completion of the pending acquisition of the Company by Thilmany, an affiliate of Kohlberg & Company, and expect the transaction to be completed during the second quarter of 2006. Required antitrust approvals have been received and we expect to mail the merger proxy statement to our stockholders shortly."

Earnings Call:
-------------

The Company will hold a conference call on Friday, April 28, 2006 at 10:00 a.m.
(ET) to discuss the news release. For access to the conference call, please dial 800-553-0358 (U.S.) by 9:45 a.m. (ET) on April 28th. The access code is "Packaging Dynamics Earnings Call." A replay of the call will be available from approximately 5:00 p.m. (ET) on April 28th through 11:59 p.m. (ET) on May 12th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 825992.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets. For more information, visit our website at www.pkdy.com.

The statements contained in this press release are forward-looking and are identified by the use of forward-looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; (ix) the ability of our pending acquisition by Thilmany L.L.C. to be consummated in a timely manner if at all,
(x) the risk that the merger agreement with Thilmany may be terminated under circumstances that would require the Company to pay Thilmany a termination fee of $5 million and (xi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.

Following are more detailed financial results for the three months ended March 31, 2006.


                                        PACKAGING DYNAMICS CORPORATION
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (dollars in thousands, except per
                                                  share data)
                                                  (unaudited)

                                              For the Three Months Ended             For the Three Months Ended
                                                   March 31, 2006                          March 31, 2005
                                         --------------------------------------   -----------------------------------------
                                         Reported     Adjustments     Adjusted      Reported      Adjustments     Adjusted
                                         ----------   ------------   ----------   -------------   ------------   ----------

Net sales                                $  94,657     $      -       $   94,657    $   86,784     $      -      $   86,784
  Cost of goods sold                        81,843                        81,843        74,110                       74,110
                                         ----------   ----------     -----------    -----------   -----------    ----------
Gross profit                                12,814            -           12,814        12,674            -          12,674
  Operating expenses                         9,789       (3,307) (1)       6,482         6,935         (320) (2)      6,615
                                         ----------   ----------     -----------    -----------   -----------    ----------
Operating income                             3,025        3,307            6,332         5,739          320           6,059
  Interest expense                           2,120                         2,120         2,088                        2,088
                                         ----------   ----------     -----------    -----------   -----------    ----------
Income before income taxes                     905        3,307            4,212         3,651          320           3,971
  Income tax provision                         345        1,257            1,602         1,406          123           1,529
                                         ----------   ----------     -----------    -----------   -----------    ----------
Income from continuing operations              560     $  2,050            2,610         2,245          197           2,442
                                                      ==========                                  ===========
Loss from discontinued operations,
  net of tax                                     -                             -          (223)                        (223)
                                         ----------                  -----------    -----------                  -----------
Net income                               $     560                    $    2,610    $    2,022                   $    2,219
                                         ==========                  ===========    ===========                  ===========

Income (loss) per share:
  Basic:
    Continuing operations                $    0.05                    $     0.24    $     0.21                   $     0.23
    Discontinued operations                      -                             -         (0.02)                       (0.02)
                                         ----------                  -----------    ------------                 -----------
      Net Income                         $    0.05                    $     0.24    $     0.19                   $     0.21
                                         ==========                  ===========    ============                 ===========

  Diluted:
    Continuing operations                $    0.05                    $     0.24    $     0.21                   $     0.22
    Discontinued operations                      -                             -         (0.02)                       (0.02)
                                         ----------                  -----------    -----------                  -----------
      Net Income                         $    0.05                    $     0.24    $     0.19                   $     0.20
                                         ==========                  ===========    ===========                  ===========

Cash dividend declared per share:        $       -                    $        -    $    0.065                  $     0.065
                                         ==========                  ===========    ============                 ===========

Weighted average shares outstanding:
  Basic                                 10,752,786                    10,752,786     10,525,653                   10,525,653
                                        ===========                 ============    ============                 ============
  Diluted                               11,073,120                    11,073,120     10,924,037                   10,924,037
                                        ===========                 ============    ============                 ============

-----------------------------------------------------------------------------------------------------------------------------

Reconciliation of Operating income to
EBITDA
  Operating income                       $   3,025     $  3,307       $    6,332    $     5,739    $    320      $     6,059
  Depreciation and amortization              2,041                         2,041          2,043                        2,043
  Stock-based compensation                     196                           196              -                            -
                                         ----------    ---------    ------------   ------------    ----------    -----------
  EBITDA                                 $   5,262     $  3,307       $    8,569    $     7,782    $    320      $     8,102
                                         ==========    =========    ============   ============    ==========    ===========

-----------------------------------------------------------------------------------------------------------------------------

Segment Net Sales:
  Food Packaging                         $  70,061     $      -       $   70,061    $    67,409                  $    67,409
  Specialty Laminations                     26,056                        26,056         20,143                       20,143
  Elimination of Specialty
    Laminations Intercompany Sales          (1,460)                       (1,460)          (768)                        (768)
                                        -----------    ---------     ------------   ------------   ----------    ------------
      Total                              $  94,657     $      -       $   94,657    $    86,784    $      -      $    86,784
                                        ===========    =========     ============   ============   ==========    ============

Segment Operating Income:
  Food Packaging                         $   1,306     $  2,736       $    4,042    $     4,172    $    320      $     4,492
  Specialty Laminations                      1,719          571            2,290          1,567           -            1,567
                                         ----------    ---------     ------------   -----------    ---------     ------------
  Operating Income                       $   3,025     $  3,307       $    6,332    $     5,739    $    320      $     6,059
                                         ==========    =========     ============   ===========    =========     ============

FOOTNOTES:
----------

(1)  The Company incurred $1,201 of costs related to the closing of the Farmers Branch facility and $2,106 of transaction costs in connection with the pending sale of the Company.
(2)  The Company incurred management transition costs of $320 related to organizational integration and restructuring in the Company's Food Packaging segment.



                                   PACKAGING DYNAMICS CORPORATION
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (dollars in thousands)


                                                                                         March 31,        December 31,
                                                                                           2006               2005
                                                                                      -------------       -------------
   ASSETS                                                                              (unaudited)
Current Assets:
     Cash and cash equivalents                                                          $        -         $          3
     Accounts receivable trade (net of allowance for doubtful accounts
        of $530 and $776)                                                                   31,271               31,263
     Inventories, net                                                                       44,705               42,036
     Other                                                                                   7,107                6,502
                                                                                      --------------       -------------
         Total current assets                                                               83,083               79,804
                                                                                      --------------       -------------

Property, Plant and Equipment
     Property, plant and equipment                                                          91,657               87,970
     Less-Accumulated depreciation                                                         (38,205)             (36,456)
                                                                                      ---------------      -------------
         Total property, plant and equipment                                                53,452               51,514
                                                                                      ---------------      -------------
Other Assets:
     Goodwill                                                                               81,263               81,263
     Other assets, net                                                                      19,280               19,632
                                                                                      ----------------     -------------
         Total other assets                                                                100,543              100,895
                                                                                      ----------------     -------------
               Total Assets                                                             $  237,078         $    232,213
                                                                                      ================     =============
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Current maturities of long-term debt                                               $   14,095         $     14,093
     Cash overdraft                                                                          4,376                6,573
     Accounts payable                                                                       30,948               25,038
     Accrued salary and wages                                                                2,791                2,628
     Other accrued liabilities                                                               8,332                6,989
                                                                                      ----------------    ---------------
         Total current liabilities                                                          60,542               55,321
Long-term Debt                                                                              95,558               96,894
Other Liabilities                                                                            2,695                3,041
Deferred Income Taxes                                                                       19,249               18,877
                                                                                      ----------------   ----------------
               Total Liabilities                                                           178,044              174,133
                                                                                      ----------------   ----------------

Commitments and Contingencies
                                                                                      ----------------   ----------------

Stockholders' Equity:
     Common stock, $.01 par value - 40,000,000 shares authorized;
       10,759,583 and 10,751,249 shares issued and outstanding at
       March 31, 2006 and December 31, 2005, respectively                                      107                 107
     Preferred stock, $.01 par value - 5,000,000 shares authorized; no
       shares issued and outstanding                                                             -                   -
     Paid in capital in excess of par value                                                 60,544              60,260
     Accumulated other comprehensive income                                                    551                 441
     Accumulated deficit                                                                    (2,168)             (2,728)
                                                                                      ----------------   ----------------
         Total stockholders' equity                                                         59,034              58,080
                                                                                      ----------------   ----------------
               Total Liabilities and Stockholders' Equity                               $  237,078         $   232,213
                                                                                      ================   ================



                                   PACKAGING DYNAMICS CORPORATION
                           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                       (dollars in thousands)
                                             (unaudited)

                                                                                           Three Months Ended March 31
                                                                                      --------------------------------------
                                                                                            2006                2005
                                                                                      -----------------   ------------------

Cash flows from operating activities:
    Net income                                                                           $       560          $   2,022
    Loss from discontinued operations                                                              -                223
    Adjustments to reconcile net income to net cash from operating activities:
      Depreciation and amortization                                                            2,041              2,043
      Amortization and write-off of deferred finance costs                                       158                154
      Stock-based compensation expense                                                           196                  -
      Provision for doubtful accounts                                                           (246)                 3
      Deferred income taxes                                                                       85                924
      Changes in operating assets and liabilities:
        Accounts receivable                                                                      238                157
        Inventories                                                                           (2,669)            (4,085)
        Other assets                                                                            (240)               158
        Accounts payable and accrued liabilities                                               7,894              2,093
                                                                                      -----------------   ------------------
            Net cash from continuing operating activities                                      8,017              3,692
            Net cash used by discontinued operating activities                                   (35)              (313)
                                                                                      -----------------   ------------------
            Net cash from operating activities                                                 7,982              3,379
                                                                                      -----------------   ------------------
Cash flows used by investing activities:
      Additions to property, plant and equipment                                              (3,844)              (755)
                                                                                      -----------------   ------------------
            Net cash used by investing activities                                             (3,844)              (755)
                                                                                      -----------------   ------------------
Cash flows used by financing activities:
      Principal payments for loan obligations                                                 (5,109)            (1,460)
      Proceeds under revolving line of credit                                                 23,050             19,700
      Repayments under revolving line of credit                                              (19,275)           (18,500)
      Change in cash overdraft                                                                (2,197)            (2,633)
      Payment of dividends                                                                      (698)              (685)
      Other, net                                                                                  88                159
                                                                                      -----------------   ------------------
            Net cash used by financing activities                                             (4,141)            (3,419)
                                                                                      -----------------   ------------------

Net decrease in cash and cash equivalents                                                         (3)              (795)
Cash and cash equivalents at beginning of period                                                   3              1,175
                                                                                      -----------------   ------------------
Cash and cash equivalents at end of period                                               $         -         $      380
                                                                                      =================   ==================
